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                                                                   EXHIBIT 10.39

                                  AMENDMENT TO
                          FEBRUARY 19, 1987 AGREEMENT
                          ---------------------------
       This Agreement between Champion International Corporation, a New York corporation (the "Company"), and Mark A. Fuller, Jr. (the "Executive") is effective as April 21, 1988.

     WHEREAS, the Company and the Executive entered into an Agreement effective as of February 19, 1987 (the "Agreement") relating to the employment of the Executive by the Company; and

     WHEREAS, the Agreement provides for the calculation of the actuarially equivalent present value of certain retirement benefits in connection with the possible payment of such retirement benefits in a lump sum under certain circumstances; and

     WHEREAS, the Company and the Executive wish to replace the mortality table used in such calculation with a more recent table which reflects more current mortality experience; and

     WHEREAS, the Company and the Executive wish to change the discount rate used in such calculation, from the interest rate in effect on the date of any lump sum payment to the average of the monthly rates announced over a full year period in advance of any such payment, in order to lessen the effect of interest rate volatility and to permit the discount rate to be determined in advance of any such payment;

     NOW, THEREFORE, it is hereby agreed by and between the parties as follows:
       1. Clause (z) of the first sentence of subparagraph 3(g) of the Agreement is hereby amended in its entirety to read as follows:

     "(z) all amounts, if any, payable under the excess benefit and supplemental retirement plans set forth in Exhibit B in an actuarially
                                                ---------
     equivalent lump sum calculated by utilizing the 1983 GAM Table (or such other pensioner annuity mortality table as the Company with the Executive's written consent or, following his death, his spouse's consent, shall determine) and discounted to a present value amount by applying a discount rate, equal to the arithmetic average of (i.e., one-twelfth of the sum of) the single employer interest rates for immediate annuities promulgated by the Pension Benefit Guaranty Corporation each month during the calendar year immediately preceding the date of payment as set forth in Appendix B to Part 2619 of 29 Code of Federal Regulations or such successor to such Appendix B as may be in effect during such calendar year, to all such retirement payments which otherwise would become due thereafter."

       2. The first sentence of subparagraph 9(d)(iv) of the Agreement is hereby amended in its entirety to read as follows:

       "(iv) The value of the excess benefit and supplemental retirement plans payments shall be an actuarially equivalent amount calculated by utilizing the 1983 GAM Table (or such other pensioner annuity mortality table as the Company with the Executive's written consent or, following his death, his spouse's consent, shall determine) and discounted to a present value amount by applying a discount rate, equal to the arithmetic average of (i.e., one-twelfth of the sum of) the single employer interest rates for immediate annuities promulgated by the Pension Benefit Guaranty Corporation each month during the calendar year immediately preceding the date of payment as set forth in Appendix B to Part 2619 of 29 Code of Federal Regulations or such successor to

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     such Appendix B as may be in effect during such calendar year, to all such retirement benefits which otherwise would become due thereafter."

       3. The Company and the Executive understand and agree that the reference to subparagraph 3(g) in subparagraph 1(a)(iv) of the Agreement shall be deemed to be reference to subparagraph 3(g) as amended hereby.

       4. Except as amended hereby, all of the terms and conditions set forth in the Agreement shall continue in full force and effect without change.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereto, and the Executive has executed this Agreement, all as of April 21, 1988.

                            CHAMPION INTERNATIONAL CORPORATION
                            By /s/ Andrew C. Sigler
                               --------------------------------
                               Chairman of the Board of Directors
Attest:
/s/ Lawrence A. Fox
----------------------------
Assistant Secretary
                               /s/ Mark A. Fuller, Jr.
                               --------------------------------
                               Mark A. Fuller, Jr.



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